Exhibit 10.22

Memorandum of Understanding for Multi-Party Collaborative Business Engagement

This Memorandum of Understanding for Multi-Party Collaborative Business Engagement (“MOU”), effective as of the date last signed (“Effective Date”), is by and between NVIDIA Corporation, a Delaware corporation, on behalf of itself and its affiliates (“NVIDIA”); Hewlett-Packard Singapore (Sales) Pte. Ltd., a company incorporated under the laws of Singapore (“HPE”); Equinix Singapore Pte Ltd, a company incorporated under the laws of Singapore (“Equinix”); and Nanyang Biologics Pte. Ltd., a company incorporated under the laws of Singapore (“NYB”). NVIDIA, Equinix, HPE and NYB are each a “party” and collectively the “parties”.

The parties agree as follows:

1.	Non-binding Nature of Collaborative Business Engagement. This MOU is intended to facilitate the collaborative relationship described in Exhibit A. The parties agree Exhibit A is non-binding and no legal obligations or liabilities exist or will exist related to Exhibit A. No party is required to enter into any binding agreement related to Exhibit A.

2.	MOU’s Binding Provisions. The parties agree that Sections 1 through 14 of this MOU are binding and enforceable.

3.	Intellectual Property Ownership; No Licenses. Under this MOU, there is no intellectual property transfer and no party grants any of the other parties any intellectual property license or right, whether express, by implication, estoppel or otherwise. Additionally, the parties do not intend to jointly create any intellectual property under this MOU. If, during the term of the MOU, joint intellectual property development appears possible, the parties will discuss an agreeable mechanism to resolve ownership of any jointly developed intellectual property. If NVIDIA hardware, software or services are described in Exhibit A, they may be separately obtained if and as available subject to the applicable terms and conditions.

4.	Costs and Non-Exclusive Agreement. The parties will each bear their own costs associated with activities described in this MOU. Any benefit offered in connection with this MOU is not conditioned on any exclusivity. Subject to a party’s confidentiality obligations regarding another party’s confidential information, nothing in this MOU prevents any party from participating in similar arrangements with third parties.

5.	Confidentiality. The parties agree that the nondisclosure agreement attached to this MOU as Exhibit B will govern the parties’ confidentiality obligations for confidential information disclosed under this MOU. Confidential information includes the existence of this MOU and its terms; however, a party may share this MOU and related information on a confidential basis with its professional advisors, including lawyers, accountants and external auditors.

6.	Publicity. The parties will not make any public statements about this MOU or any party’s activities under this MOU without prior written approval from the other parties. If the parties choose to pursue joint marketing or communications related to the activities in Exhibit A, the parties will mutually agree in writing to a go-to-market plan or positioning document (as applicable).

7.	LIMITATION OF LIABILITY. EXCEPT FOR BREACHES UNDER SECTION 5 (CONFIDENTIALITY) OR SECTION 6 (PUBLICITY), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL A PARTY BE LIABLE FOR ANY (I) INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR (II) DAMAGES FOR THE (A) COST OF PROCURING SUBSTITUTE GOODS OR (B) LOSS OF PROFITS, REVENUES, USE, DATA OR GOODWILL ARISING OUT OF OR RELATED TO THIS MOU, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, AND EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF A PARTY’S REMEDIES FAIL THEIR ESSENTIAL PURPOSE. EXCEPT FOR BREACHES UNDER SECTION 5 (CONFIDENTIALITY) OR SECTION 6 (PUBLICITY), EACH PARTY’S TOTAL CUMULATIVE AGGREGATE LIABILITY FOR ANY AND ALL LIABILITIES, OBLIGATIONS OR CLAIMS ARISING OUT OF OR RELATED TO THIS MOU WILL NOT EXCEED FIVE U.S. DOLLARS (US$5).

8.	Term, Termination and Survival.

a.	Term. This MOU has a duration of one (1) year starting from the Effective Date (“Term”), unless terminated earlier in accordance with its terms.

NVIDIA/HPE/Equinix/NYB Confidential

b.	Termination for Convenience. Any party may terminate this MOU at any time with ten (10) days’ advance written notice to the other parties.

c.	Effect of Termination. Upon any expiration or termination of this MOU, the parties will promptly return, delete or destroy the other parties’ confidential information within its possession or control, and, upon request, will certify in writing that it has complied with this obligation.

d.	Survival. Sections 1 through 7, 8 c. and 8 d., and 9 through 14 will survive the MOU’s termination or expiration.

9.	Governing Law and Jurisdiction. This MOU will be governed in all respects by the laws of Singapore, without regard to conflict of laws principles or the United Nations Convention on Contracts for the International Sale of Goods. The courts residing in Singapore, will have exclusive jurisdiction over any dispute or claim arising out of or related to this MOU, and the parties irrevocably consent to personal jurisdiction and venue in those courts; except that, a party may apply for injunctive remedies or an equivalent type of urgent legal relief in any jurisdiction.

10.	Trade and Policy Compliance. The parties agree to comply with all applicable export, import, trade and economic sanctions laws and regulations, including the Export Administration Regulations and Office of Foreign Assets Control regulations. These laws include restrictions on destinations, end-users and end-use. The parties each take notice that NVIDIA requires the use of its products and technology under this MOU to be consistent with NVIDIA’s Human Rights Policy and each party will comply with its internal policies, and all relevant laws and regulations.

11.	Independent Contractors. The parties are independent contractors, and this MOU does not create a joint venture, partnership, agency or other form of business association between the parties. No party will have the power to bind the other parties or incur any obligation or expense on their behalf without the bound party’s prior written consent.

12.	Entire Agreement. Regarding the subject matter of this MOU, the parties agree that (i) this MOU and its exhibits constitute the entire and exclusive agreement between the parties and supersede all prior and contemporaneous communications and (ii) any additional or different terms or conditions, whether contained in purchase orders, order acknowledgments, invoices or otherwise, will not be binding on the receiving party and are null and void.

13.	Amendment. Any amendment to this MOU must be in writing and signed by authorized representatives of the parties.

14.	Counterparts and Electronic Signature. The parties may execute this MOU in counterparts, which taken together will constitute one agreement. The parties agree that this MOU and any MOU exhibits may be electronically signed, and that any electronic signatures appearing on this MOU or MOU exhibits are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

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NVIDIA/HPE/Equinix/NYB Confidential

The parties, by signature of their authorized representatives, have executed this MOU as of the date signed below.

NVIDIA Corporation 2788 San Tomas Expressway Santa Clara, CA 95051 U.S.A.		Hewlett-Packard Singapore (Sales) Pte. Ltd. 1 Depot Close, #11-01, Singapore 109841

By:	/s/ Jay Puri	By:	/s/ JASON ONG

Name:	Jay Puri	Name:	JASON ONG

Title:	EVP, Worldwide Field Operations	Title:	GM Client Sales APAC I MD Indonesia

Date:	25 August 2025	Date:	26 August 2025

Nanyang Biologics Pte Ltd 300 Beach Road, #31-03 The Concourse Singapore 199555		Equinix Singapore Pte Ltd 79 Robinson Road, #22-01, Singapore 068897

By:	/s/ Roland Ong	By:	/s/ Leong Yee May

Name:	Roland Ong	Name:	Leong Yee May

Title:	Chairman	Title:	Managing Director

Date:	26 August 2025	Date:	26 August 2025

NVIDIA/HPE/Equinix/NYB Confidential

Exhibit A - Description of Non-binding Collaborative Business Engagement

The parties intend to use a phased approach to collaboratively work on opportunities in AI Drug Discovery Technology detailed below.

Subject to the applicable license terms and conditions, the parties intend on collaborating in the following areas:

1.	HPE intends to offer its global warranty and OEM-specific support to NYB upon NYB joining the HPE OEM program. NYB may gain access to HPE’s enterprise architects and specialists for joint solution design, planning, delivery, and management. Additionally, HPE may provide factory integration services and demo/testing units for NYB’s AI solutions, integrated with NVIDIA AI Computing on HPE AI Infrastructure, leveraging Equinix’s co-location facilities. Any binding commitment shall be separately agreed between the involved parties.

2.	NYB intends to lead sales efforts to drive adoption of NYB solutions in designated regions leveraging its multi-disciplinary teams of bioscience and computational scientists, provide seamless deployment with HPE’s infrastructure support, and collaborate with all parties aforementioned on joint webinars to enhance awareness and adoption in key markets.

3.	Equinix intends to provide network connectivity and data hosting architecture support for life sciences ecosystem partners interested in NYB and its AI drug discovery platform.

4.	NVIDIA may provide reasonable support, at its sole discretion, to assist NYB in evaluating the technical feasibility of adopting NVIDIA’s technologies during the development of NYB’s AI drug discovery application. There will be no joint IP creation under this MOU. Any solution adopted is subject to fee and mutually agreed terms and conditions.

Key Relationship Contacts:

NVIDIA:

Eloise Tan, OEM Sales Director, ROAP
eloiset@nvidia.com

Hewlett Packard Enterprise (HPE):

Joseph Yong, APAC Industry Solution Leader – Public Sector & Healthcare
joseph.yong@hpe.com

Equinix:

Eric Hui, Director - APAC Life Sciences Business Development
ehui@ap.equinix.com

Nanyang Biologics:

Giang Nguyen, Chief Technology Officer
giang@nanyangbiologics.com

NVIDIA/HPE/Equinix/NYB Confidential

Exhibit B – Nondisclosure Agreement

Multi-Party Non-Disclosure Agreement

This Multi-Party Non-Disclosure Agreement (“Agreement”), effective as of the MOU Effective Date, is by and between NVIDIA, Equinix Singapore Pte Ltd, Hewlett-Packard Singapore (Sales) Pte. Ltd and Nanyang Biologics Pte Ltd (each as defined in the MOU) to assure the protection of Confidential Information disclosed by one party (“Discloser”) to the other party (“Recipient”). The purpose of disclosing Confidential Information is to permit the parties to evaluate potential business relationships between them and to further access and use Confidential Information within the MOU’s scope (the “Purpose”), all subject to and under the terms and conditions of this Agreement.

1. Definitions.

1.1.	“Affiliate” means an entity that owns or controls, is owned or controlled by, or is under common ownership or control with a party, where “control” is the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

1.2.	“Confidential Information” means any non-public information provided in any format by Discloser to Recipient under this Agreement during the term, that was designated or identified by Discloser as confidential, or should be known by Recipient when exercising reasonable business judgment to be confidential given the nature or circumstances of its disclosure.

2. Exclusions. Confidential Information does not and will not include information that Recipient can demonstrate: (i) was in the public domain at the time it was communicated to Recipient by Discloser, or later entered the public domain other than by Recipient’s breach of this Agreement; (ii) is or was rightfully received or known by Recipient without restriction on disclosure or any obligation of confidentiality; (iii) is or was independently developed by or for Recipient without using any of Discloser’s Confidential Information; (iv) is or was generally made available by Discloser without restriction on disclosure or obligation of confidentiality; or (v) Discloser gives written permission to Recipient to disclose.

3. Obligations of Recipient. Recipient will: (i) only disclose Confidential Information to Recipient’s and its Affiliates’ directors, officers, employees, contractors and professional advisors, including accountants, attorneys, financial advisors and external auditors (collectively “Representatives”) who have a need to know Confidential Information to accomplish the Purpose and who are bound by written and binding non-disclosure obligations with Recipient that are no less restrictive than those in this Agreement; (ii) not disclose Confidential Information to any third party other than its Representatives without the prior written approval of Discloser, including but not limited to, any third party which is in a process to acquire Recipient; (iii) maintain Confidential Information and protect it with at least the same degree of care that it uses to protect its own similar categories of confidential information, but no less than a reasonable degree of care; (iv) use Discloser’s Confidential Information only for the Purpose; (v) not reproduce Confidential Information in any form, except as required to accomplish the Purpose; (vi) not reverse engineer, decompile or disassemble any of Discloser’s Confidential Information; (vii) not use Confidential Information to make, have made or sell any products or services that compete with any of Discloser’s products or services; and (viii) provide Discloser with notice of any actual or threatened breach of this Agreement. Recipient will remain liable for any unauthorized disclosure, misuse or breach of this Agreement by its Representatives. Recipient may disclose Confidential Information in accordance with a valid order by a court or other government body of competent jurisdiction if Recipient, to the extent legally permitted: (a) gives Discloser prompt written notice of the required disclosure to permit Discloser the opportunity to seek confidential treatment of such information; (b) discloses only that portion of the information that is legally required; and (c) discloses the information in a manner reasonably designed to preserve its confidential nature. Recipient will reasonably cooperate with Discloser in its efforts to protect against such disclosure.

4. Period of Confidentiality. Irrespective of any termination of this Agreement, Recipient’s duty to protect Discloser’s Confidential Information expires five (5) years after Confidential Information was disclosed.

5. No Other Licenses and Ownership. Except as expressly granted in this Agreement, no other license or right is granted to any party by implication, estoppel or otherwise. This Agreement does not provide for any transfer of title or ownership of a party’s owned or licensed intellectual property and Confidential Information is and will remain the sole and exclusive property of Discloser or its licensors.

NVIDIA/HPE/Equinix/NYB Confidential

6. Term and Termination. This Agreement is effective as of the Effective Date and will continue until terminated by any party upon thirty (30) days’ written notice to the other parties.

7. Return of Confidential Information. If requested by Discloser in writing, Recipient will promptly return or destroy all Confidential Information received from Discloser, together with copies, except that Recipient may retain copies solely for archival purposes in accordance with Recipient’s standard data retention policy or as required by law; provided all archival copies are subject to this Agreement’s terms.

8. Warranty Disclaimer. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS”. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DISCLOSER DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, RELATING TO OR ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, USAGE OF TRADE AND COURSE OF DEALING.

9. Trade Compliance. The parties agree to comply with all applicable export, import, trade and economic sanctions laws and regulations, including the Export Administration Regulations and Office of Foreign Assets Control regulations. These laws include restrictions on destinations, end-users and end-use.

10. General. Regarding the subject matter of this Agreement, the parties agree that this Agreement constitutes the entire and exclusive agreement between the parties and supersedes all prior and contemporaneous communications. Any amendment or change to this Agreement must be in writing and signed by authorized representatives of the parties. This Agreement is neither intended to nor will it be construed as creating a joint venture, partnership or other form of business association between the parties. Any notices under this Agreement will be given in writing to the address set forth below. If a party changes its address for notices, it will provide notice of its new address to the other parties. The parties may not assign, delegate or transfer any of their rights or obligations under this Agreement by any means or operation of law, without the other parties’ prior written consent. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. If a court of competent jurisdiction rules that a provision of this Agreement is unenforceable, that provision will be deemed modified to the extent necessary to make it enforceable and the remainder of this Agreement will continue in full force and effect. This Agreement will be governed in all respects by the laws of Singapore, without regard to conflict of laws principles. The courts residing in Singapore will have exclusive jurisdiction over any dispute or claim arising out of or related to this Agreement, and the parties irrevocably consent to personal jurisdiction and venue in those courts; except that any party may apply for injunctive remedies or an equivalent type of urgent legal relief in any jurisdiction. The parties may execute this Agreement in counterparts, which taken together will constitute one agreement. The parties agree that this Agreement may be electronically signed, and that any electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

NVIDIA/HPE/Equinix/NYB Confidential